SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 26, 2012

ConAgra Foods, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-7275	47-0248710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ConAgra Drive Omaha, NE		68102-5001
(Address of Principal Executive Offices)		(Zip Code)

(402) 240-4000 (Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 26, 2012, ConAgra Foods, Inc., a Delaware corporation (“ConAgra Foods”), Ralcorp Holdings, Inc., a Missouri corporation (“Ralcorp”), and Phoenix Acquisition Sub Inc., a Missouri corporation and a wholly-owned subsidiary of ConAgra Foods (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) under which ConAgra Foods has agreed to acquire Ralcorp.

Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions therein, Merger Sub will be merged with and into Ralcorp (the “Merger”), with Ralcorp surviving as a wholly-owned subsidiary of ConAgra Foods.  At the effective time of the Merger, each outstanding share of Ralcorp common stock will be converted into the right to receive $90 per share in cash, without interest.

The parties’ obligations to complete the Merger are conditioned upon (i) the receipt of antitrust approvals in the United States and Canada, (ii) approval of the Merger Agreement by the holders of two-thirds of the outstanding shares of Ralcorp common stock and (iii) certain other customary closing conditions.  Consummation of the Merger is not subject to a financing condition.

ConAgra Foods intends to finance the Merger, including related fees and expenses, with cash on hand, borrowings under its existing credit facilities and new long-term debt.  ConAgra Foods has obtained a commitment letter from Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated for a new $4.5 billion senior unsecured bridge facility and a $1.5 billion senior unsecured term loan.  ConAgra Foods may issue other long-term debt and/or equity securities on or prior to the closing of the Merger that would reduce the amount of its borrowings under the bridge facility on a corresponding basis.

The Merger Agreement includes customary representations, warranties and covenants of ConAgra Foods and Ralcorp.  Among other things, Ralcorp has agreed (i) to cause a shareholder meeting to be held to consider approval of the Merger Agreement, (ii) subject to certain exceptions, that its board of directors will recommend approval of the Merger Agreement by Ralcorp’s shareholders, (iii) not to solicit proposals relating to alternative business combination transactions and (iv) subject to certain exceptions, not to enter into discussions concerning or provide information to third parties in connection with alternative business combination transactions.

Prior to the approval of the Merger Agreement by Ralcorp’s shareholders, Ralcorp’s board of directors may, upon receipt of a Superior Proposal (as defined in the Merger Agreement) and in certain other circumstances, change its recommendation that Ralcorp’s shareholders approve the Merger Agreement, subject to complying with certain notice and other specified conditions set forth in the Merger Agreement, including giving ConAgra Foods the opportunity to propose changes to the Merger Agreement in response to an alternative transaction proposal or intervening event. If Ralcorp’s board of directors changes its recommendation that Ralcorp’s shareholders approve the Merger Agreement, ConAgra Foods may terminate the Merger Agreement. In addition, prior to the approval of the Merger Agreement by Ralcorp’s shareholders, Ralcorp may terminate the Merger Agreement to enter into a definitive agreement providing for a Superior Proposal.

The Merger Agreement contains certain other termination rights for each of ConAgra Foods and Ralcorp, including the right of each party to terminate the Merger Agreement if the Merger has not been consummated by the nine-month anniversary of the date of the Merger Agreement (the “End Date”).

If the Merger Agreement is terminated (i) as a result of a change in the recommendation of Ralcorp’s board of directors that Ralcorp’s shareholders approve the Merger Agreement or (ii) in connection with Ralcorp’s entering into a definitive agreement providing for a Superior Proposal, then Ralcorp will be required to pay ConAgra Foods a termination fee of $180 million (the “Termination Fee”). Ralcorp will also be required to pay ConAgra Foods the Termination Fee if the Merger Agreement is terminated because (a) Ralcorp’s shareholders have not approved the Merger Agreement or (b) the Merger has not been consummated prior to the End Date, but only if, in each case, a proposal for an alternative transaction is publicly announced after the date of the Merger Agreement and Ralcorp enters into a definitive agreement providing for, recommends that its shareholders tender into a tender offer in connection with, or consummates an alternative transaction within 12 months of such termination. In addition, Ralcorp will be required to pay ConAgra Foods the Termination Fee if the Merger Agreement is terminated on the basis of Ralcorp’s intentional and material breach of its obligations under the Merger Agreement not to solicit alternative transactions and to cause a shareholder meeting to be held to consider approval of the Merger Agreement, but only if Ralcorp enters into a definitive agreement providing for, recommends that its shareholders tender into a tender offer in connection with, or consummates an alternative transaction within 12 months of such termination.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.  The Merger Agreement governs the contractual rights between the parties in relation to the Merger.  The Merger Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about ConAgra Foods or Ralcorp in their public reports filed with the Securities and Exchange Commission.  In particular, the Merger Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to ConAgra Foods or Ralcorp.  The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by the parties’ shareholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders or other security holders. Security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of any actual state of facts or of the condition of Ralcorp, ConAgra Foods or Merger Sub. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in ConAgra Foods’ or Ralcorp’s public disclosures. ConAgra Foods acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading.

Cautionary Statement Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on ConAgra Foods’ current expectations and are subject to uncertainty and changes in circumstances.  These forward-looking statements include, among others, statements regarding expected synergies and benefits of a potential combination of ConAgra Foods and Ralcorp, expectations about future business plans, prospective performance and opportunities, regulatory approvals and the expected timing of the completion of the transaction.  These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words.  There is no assurance that the potential transaction will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein.  These risks and uncertainties include the timing to consummate a potential transaction between ConAgra Foods and Ralcorp; the ability and timing to obtain required regulatory approvals and satisfy other closing conditions, including the approval of Ralcorp’s shareholders; ConAgra Foods’ ability to realize the synergies contemplated by a potential transaction; ConAgra Foods’ ability to promptly and effectively integrate the business of Ralcorp and ConAgra Foods; the availability and prices of raw materials, including any negative effects caused by inflation and adverse weather conditions; the effectiveness of its product pricing, including any pricing actions and promotional changes; future economic circumstances; industry conditions; ConAgra Foods’ ability to execute its operating and restructuring plans; the success of ConAgra Foods’ innovation, marketing, including increased marketing investments, and cost-saving initiatives; the competitive environment and related market conditions; operating efficiencies; the ultimate impact of ConAgra Foods’ product recalls; access to capital; ConAgra Foods’ success in effectively and efficiently integrating its acquisitions; actions of governments and regulatory factors affecting ConAgra Foods’ businesses, including the Patient Protection and Affordable Care Act; the amount and timing of repurchases of ConAgra Foods’ common stock, if any; and other risks and uncertainties discussed in ConAgra Foods’ filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.  Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made.  ConAgra Foods disclaims any obligation to update or revise statements contained in this report to reflect future events or circumstances or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger among Ralcorp Holdings, Inc., ConAgra Foods, Inc. and Phoenix Acquisition Sub Inc. dated as of November 26, 2012.*

*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  ConAgra Foods agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConAgra Foods, Inc.
Date:	November 27, 2012	By:	/s/ Colleen Batcheler
Name: Colleen Batcheler
Title: Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger among Ralcorp Holdings, Inc., ConAgra Foods, Inc. and Phoenix Acquisition Sub Inc. dated as of November 26, 2012.*

*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  ConAgra Foods agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.